As filed with the Securities and Exchange Commission on August 4, 2022
    Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
Cirrus Logic, Inc.
(Exact name of registrant as specified in its charter)

Delaware			77-0024818
State or other jurisdiction of incorporation or organization)			(I.R.S Employer Identification No.)

800 W. 6th Street	Austin,	TX	78701
(Address of Principal Executive Offices)			(Zip Code)
_________________
CIRRUS LOGIC, INC.
2018 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Gregory S. Thomas 800 W. 6th Street Austin, Texas 78701 (512) 851-4000
(Name and address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE
Registration of Additional Securities Pursuant to General Instruction E

Cirrus Logic, Inc. (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 2,090,000 shares of Common Stock that may be issued to eligible individuals pursuant to the Registrant’s 2018 Long Term Incentive Plan (the “Plan”). The Registrant’s shareholders approved 2,090,000 shares of Common Stock for issuance pursuant to the Plan at the 2022 annual meeting of shareholders in connection with a Second Amendment to the Plan. Except as otherwise set forth below, the contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were previously filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2018 (File No. 333-226578) and August 12, 2020 (File No. 333-245021) are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

a.The Registrant’s Annual Report on Form 10-K (File No. 001-17795) for its fiscal year ended March 26, 2022, filed with the Commission on May 20, 2022;

b.The Registrant’s Quarterly Report on Form 10-Q (File No. 001-17795) for the fiscal quarter ended June 25, 2022, filed with the Commission on August 2, 2022;

c.The Registrant’s Current Reports on Form 8-K (File No. 001-17795), filed with the Commission on August 1, 2022 and August 2, 2022; and

d.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-17795), originally filed with the Commission on June 16, 1997, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number	Description
4.1
Certificate of Incorporation of Cirrus Logic, Inc., filed with the Delaware Secretary of State on August 26, 1998 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on June 22, 2001).

4.2	Amended and Restated Bylaws of Cirrus Logic, Inc., (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 26, 2021).
4.3
Cirrus Logic, Inc. 2018 Long Term Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 3, 2018 (Registration No. 333-226578)).

4.4
First Amendment to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Registrant’s Definitive Proxy Statement filed with the Commission on June 3, 2020 (Registration Number 000-17795)).

4.5
Second Amendment to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Registrant's Definitive Proxy Statement filed with the Commission on June 2, 2022 (Registration Number 000-17795)).

5.1*	Opinion of DLA Piper L.L.P. as to the legality of the securities being registered.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page hereof).
107*	Filing fee table
______________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 4, 2022.
CIRRUS LOGIC, INC.

By: /s/ Venk Nathamuni
Venk Nathamuni
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Venk Nathamuni as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

[signatures on next page]

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on August 4, 2022.

Name	Position

/s/ John M. Forsyth	President and Chief Executive Officer (Principal Executive Officer)
John M. Forsyth
/s/ Venk Nathamuni	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
Venk Nathamuni
/s/ John C. Carter	Director
John C. Carter
/s/ Alexander M. Davern	Director
Alexander M. Davern
/s/ Timothy R. Dehne	Director
Timothy R. Dehne
/s/ Deirdre R. Hanford	Director
Deirdre R. Hanford
/s/ Raghib Hussain	Director
Raghib Hussain
/s/ Catherine P. Lego	Director
Catherine P. Lego
/s/ David J. Tupman	Director
David J. Tupman